Exhibit 10.39

SECOND AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

by and among

PLY GEM HOLDINGS, INC.,

PLY GEM PRIME HOLDINGS, INC.,

CAXTON-ISEMAN (PLY GEM), L.P.,

CAXTON-ISEMAN (PLY GEM) II, L.P.,

THE MANAGEMENT STOCKHOLDERS NAMED HEREIN

and

RAJACONDA HOLDINGS, INC.

For purposes of Sections 2.1(j), 2.2, 3.1, 4.1, 6.3, 6.17 and 6.18 only

Dated as of [—], 2013

(i)

Section 6.18	Indemnification	24
Section 6.19	No Third Party Beneficiaries	25

Exhibit A	Amended and Restated Certificate of Incorporation of the Company
Exhibit B	Amended and Restated By-laws of the Company
Exhibit C	Form of Joinder to Stockholders’ Agreement

(ii)

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of [—], 2013, by and among Ply Gem Holdings, Inc., a Delaware corporation (the “Company”), Ply Gem Prime Holdings, Inc. (“Ply Gem Prime Holdings”), Caxton-Iseman (Ply Gem), L.P., a Delaware limited partnership (“Ply Gem I”), Caxton-Iseman (Ply Gem) II, L.P., a Delaware limited partnership (“Ply Gem II,” together with Ply Gem I, the “CI Partnerships”), the persons listed on the signature pages hereof under “Management Stockholders” (together with the Persons who become “Management Stockholders” pursuant to Section 4.2(a), the “Management Stockholders” and, together with the CI Partnerships and all CI Distributee Stockholders (as defined herein), the “Pre-IPO Stockholders”) and, for purposes of Sections 2.1(j), 2.2, 3.1, 4.1, 6.3, 6.17 and 6.18 only, Rajaconda Holdings, Inc. (the “CI General Partner”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Section 1.1. This Agreement shall be effective as of the date of the effective time of the Reorganization Merger (as defined in the recitals below) (the “Effective Date”), and the Amended and Restated Stockholders’ Agreement (as defined in the recitals below) shall remain in effect until the Effective Date.

RECITALS

WHEREAS, the Pre-IPO Stockholders, certain other stockholders of Ply Gem Prime Holdings (the “Other Investors”) and Ply Gem Prime Holdings are party to an Amended and Restated Stockholders Agreement, dated as of February 15, 2007 (the “Amended and Restated Stockholders’ Agreement”);

WHEREAS, immediately prior to the consummation of the initial public offering of the common stock, $0.01 par value per share, of the Company (the “Common Stock” and, such offering, the “IPO”), the Pre-IPO Stockholders, the Other Investors and the Company will effect certain reorganization transactions, including the merger of Ply Gem Prime Holdings with and into the Company, with the Company surviving (the “Reorganization Merger”);

WHEREAS, in connection with the Reorganization Merger and the IPO, the Pre-IPO Stockholders and the Company have determined that it is in the best interest of the Company and the Pre-IPO Stockholders to amend and restate the Amended and Restated Stockholders’ Agreement in its entirety as set forth herein; and

WHEREAS, pursuant to Section 7.3 of the Amended and Restated Stockholders’ Agreement, the Amended and Restated Stockholders’ Agreement may be amended or modified by a written instrument duly executed by (i) the CI Partnerships, (ii) Ply Gem Prime Holdings, (iii) “Management Stockholders” holding a majority of the common stock of Ply Gem Prime Holdings held by the “Management Stockholders” and (iv) “Other Investors” holding a majority of the common stock of Ply Gem Prime Holdings held by the “Other Investors” (“Management Stockholders” and “Other Investors,” as defined in such Amended and Restated Stockholders’ Agreement).

NOW THEREFORE, the parties hereby amend and restate the Amended and Restated Stockholders’ Agreement, effective as of the Effective Date, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement and any Schedules and Exhibits that may be attached to this Agreement, the following definitions shall apply:

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. The term “affiliated” shall have the correlative meaning. For purposes of this Agreement, no portfolio company of any Affiliate of either of the CI Partnerships shall be deemed or treated as an Affiliate of the Company.

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated Stockholders’ Agreement” has the meaning set forth in the recitals.

“Applicable Governance Rules” means applicable federal and state securities Laws and the rules of the NYSE relating to the Board and the corporate governance of the Company, including, without limitation, Rule 10A-3 of the Exchange Act and Rule 303A of the NYSE Listed Company Manual.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business” shall mean the business of developing, manufacturing, marketing or selling, in whole or in part, windows, doors, vinyl siding, fencing, railing, or stone.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Change of Control” means the occurrence of any of the following events:

(a) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto, other than one or more Permitted Holders, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined Voting Power of the Company’s then outstanding Voting Securities;

(b) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the IPO Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the IPO Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (b);

(c) there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (i) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (ii) the Voting Securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined Voting Power of the then outstanding Voting Securities of the Person resulting from such merger or consolidation or, if the surviving Person is a Subsidiary, the ultimate parent thereof; or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined Voting Power of the Voting Securities of which are beneficially owned by Persons who were stockholders of the Company immediately prior to such sale.

“Charter” means the Amended and Restated Certificate of Incorporation and By-laws of the Company, as the same may be amended, supplemented and/or restated from time to time, copies of which (as in effect on the IPO Date) are attached hereto as Exhibit A and Exhibit B, respectively.

“CI Distributee Stockholder” means, only with respect to the Shares distributed by a CI Partnership, (a) any direct or indirect partner, member, stockholder or Affiliate of a CI Partnership who receives Shares Transferred to such Person upon distribution by or dissolution of a CI Partnership or (b) any Affiliate or Related Party of a Person referenced in clause (a).

“CI General Partner” has the meaning set forth in the preamble.

“CI Parties” has the meaning set forth in Section 3.1(b).

“CI Partnerships” has the meaning set forth in the preamble.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding Law).

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Confidential Information” has the meaning set forth in Section 6.8.

“Conflicting Organization” shall have the meaning specified in Section 5.2.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding Law).

“Director” means any of the individuals elected or appointed to serve on the Board.

“Effective Date” has the meaning set forth in the preamble.

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding Law).

“Fund Indemnitors” has the meaning set forth in Section 6.18(b).

“Good Reason,” with respect to any Management Stockholder, (a) has the same meaning as “Good Reason” or “Material Adverse Change” or any term of similar import, as applicable, under any individual employment, retention, consulting, separation or similar agreement between such Management Stockholder and the Company or any Subsidiary, as applicable, that is in effect at the time of the termination of the Management Stockholder’s employment with the Company and the Subsidiaries, except that such definition, for purposes of this Agreement only, shall include any material breach by the Company, any of its Subsidiaries or either CI Partnership of any material provision of this Agreement or (b) if no such individual agreement exists, then means (i) the assignment to such Management Stockholder of any material duties inconsistent with his current position, duties and responsibilities and status with the Company or any of its Subsidiaries without such Management Stockholder’s express written consent; (ii) a reduction by the Company or any of its Subsidiaries in such Management Stockholder’s current base salary; (iii) the Company’s or any of its Subsidiaries’ requiring such Management Stockholder to be based anywhere other than within fifty (50) miles of his current office location, except for required travel on the Company’s or any of its Subsidiaries’ business to an extent substantially consistent with his current normal business travel obligations, without such Management Stockholder’s express written consent; (iv) the taking of any action by the Company or any of its Subsidiaries which would deprive such Management Stockholder of any current material employee benefit enjoyed by him, except where such change is applicable to all similarly situated employees participating in such benefit plan; or (v) any material breach by the Company, any of its Subsidiaries or the CI Partnerships of any material provision of this Agreement or any other agreement between such Management Stockholder and the Company or any of its Subsidiaries regarding such Management Stockholder’s employment or terms of employment. For purposes of the foregoing definition, “current” means at the time of execution of this Agreement by such Management Stockholder.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Indemnified Liabilities” has the meaning set forth in Section 6.18(a).

“Indemnified Parties” has the meaning set forth in Section 6.18(a).

“Independent Director” means a Director who is, as of the date of such Director’s election or appointment and as of any other date on which the determination is being made, an NYSE Independent Director and an SEC Independent Director.

“Initial CI Directors” has the meaning set forth in Section 2.1(c).

“Initial Common Stock” means, with respect to any Initial Management Stockholder, all Shares issued to such Initial Management Stockholder pursuant to the Reorganization Merger or acquired pursuant the exercise of any Initial Option Securities of such Initial Management Stockholder.

“Initial Management Stockholders” means the Management Stockholders as of the IPO Date.

“Initial Non-CI Directors” has the meaning set forth in Section 2.1(c).

“Initial Option Securities” means, with respect to any Initial Management Stockholder, any vested or unvested options to purchase Shares, issued to such Initial Management Stockholder prior to or in connection with the IPO, including Shares underlying such Initial Option Securities.

“IPO” has the meaning set forth in the recitals.

“IPO Date” means the date on which the IPO is consummated.

“IPO Registration Statement” means the registration statement on Form S-1 (File No. 333-167193), as amended, filed under the Securities Act with respect to the IPO.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Legal Action” has the meaning set forth in Section 6.10.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Management Stockholders” has the meaning set forth in the preamble.

“NYSE” means the New York Stock Exchange or other stock exchange or securities market on which Shares are at any time listed or quoted.

“NYSE Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board and as of any other date on which the determination is being made, as an “Independent Director” under the listing requirements of the NYSE, as amended from time to time, as determined by the Board without the vote of such Director.

“Permitted Assignee” means, with respect to any Person, to the extent applicable, (a) such Person’s parents, spouse, siblings, siblings’ spouses, children (including stepchildren and adopted children), children’s spouses, grandchildren or grandchildren’s spouses thereof (“Family Members”), (b) a corporation, partnership or limited liability company, a majority of the beneficial interests of which shall be held by such Person, such Person’s Affiliates and/or such Person’s Family Members, (c) a trust, the beneficiaries of which are such Person and/or such Person’s Family Members, (d) such Person’s heirs, executors, administrators, estate or a trust under such Person’s will, (e) an entity described in Section 501(c)(3) of the Code that is established by such Person, (f) any Affiliate of such Person and (g) if such Person is a corporation, partnership or limited liability company, any wholly-owned subsidiary of such entity or the partners, members, stockholders or Affiliates of such entity.

“Permitted Holders” means (a) CI Capital Partners LLC, Caxton Associates, LLC, the CI Partnerships, the CI Distributee Stockholders, Timothy T. Hall, Frederick J. Iseman and Steven M. Lefkowitz, (b) Jeffrey T. Barber, John Buckley, Robert A. Ferris, Michael Haley, Timothy D. Johnson, Lynn Morstad, Shawn K. Poe, John D. Roach, Gary E. Robinette, David M. Schmoll, John Wayne and any other Management Stockholders, (c) with respect to clauses (a) and (b), any other Person that is a controlled Affiliate of any of the foregoing and (d) any Related Party of the foregoing.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Ply Gem I” has the meaning set forth in the recitals.

“Ply Gem II” has the meaning set forth in the recitals.

“Ply Gem Prime Holdings” has the meaning set forth in the preamble.

“Pre-IPO Stockholders” has the meaning set forth in the recitals.

“Proceeding” has the meaning set forth in Section 6.18(a).

“Public Offering” means a public offering of Shares pursuant to an effective registration statement (other than on Form S-4, Form S-8 or their respective equivalents) filed by the Company under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the other signatories thereto, as the same may be amended and/or restated from time to time.

“Related Party” means, with respect to any Person, (1) any controlling stockholder, controlling member, general partner, Subsidiary, or spouse or immediate family member (in the case of an individual), of such Person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2), acting solely in such capacity.

“Reorganization Merger” has the meaning set forth in the recitals.

“Retirement” means, with respect to any Management Stockholder, his retirement from active employment with the Company and any Subsidiary at or after such Management Stockholder attains age 65, or after such Management Stockholder attains age 55 and has provided, at minimum, 10 years of service to the Company or any Subsidiary.

“SEC” means the Securities and Exchange Commission, or any successor agency.

“SEC Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board and as of any other date on which the determination is being made, as an “Independent Director” under Rule 10A-3 under the Exchange Act, as determined by the Board without the vote of such Director.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding Law).

“Shares” means any shares of Common Stock of the Company and shall also include any Equity Security issued in respect of or in exchange for Shares, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

“Specified Directors” has the meaning set forth in Section 6.18(b).

“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.

“Transfer” means, as a noun, any direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of Law or otherwise), voluntarily or involuntarily, offer, sale, gift, exchange, pledge, hypothecation, encumbrance, grant of a security interest in, transfer, assignment or other disposal and, as a verb, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of Law or otherwise), voluntarily or involuntarily, to offer, sell, give, exchange, pledge, hypothecate, encumber, grant a security interest in, transfer, assign or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Voting Power” means the aggregate number of votes authorized by the Company’s Amended and Restated Certificate of Incorporation, as it may be amended, supplemented or restated from time to time, to be cast in the election of directors by the holders of all outstanding Voting Securities of the Company.

“Voting Securities” shall mean any Equity Securities of the Company (or a surviving entity as described in the definition of a “Change of Control”) that vote generally in the election of Directors (or similar body).

Section 1.2 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in Section 1.1 have the meanings assigned to them in Section 1.1 and are applicable to the singular as well as the plural forms of such terms;

(b) all accounting terms not otherwise defined herein have the meanings assigned under the United States generally accepted accounting principles and practices in effect from time to time;

(c) all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;

(d) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(e) the word “or” is not exclusive and whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

(f) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(g) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(h) if any Management Stockholder shall hereafter Transfer any of its Shares to any of the Permitted Assignees in accordance with Article IV, the term “Management Stockholder” shall mean the Management Stockholders and such Permitted Assignees, taken together, and any right, obligation or action that may be exercised or taken at the election of the Management Stockholders may be exercised or taken at the election of the Management Stockholders and such Permitted Assignees who, collectively, hold a majority of all of the ownership interest in the Company held by the Management Stockholders and the Permitted Assignees.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1 Board of Directors.

(a) Size. The Board shall initially consist of eight (8) Directors. The Board may increase or decrease the number of Directors, subject to the rights of the CI Partnerships under this Agreement and Applicable Governance Rules.

(b) Composition. Subject to Section 2.1(a), the rights of the Pre-IPO Stockholders to nominate Directors shall be as follows:

(i)	The CI Partnerships shall have the right to nominate such number of Directors (rounded up to the nearest whole number) representing the percentage of Common Stock beneficially owned by the Pre-IPO Stockholders (assuming the exercise or conversion of all outstanding options (whether vested or unvested) and convertible or exchangeable securities held by the Pre-IPO Stockholders).

(ii)

The Company hereby agrees (A) to include the nominees of the CI Partnerships nominated pursuant to this Section 2.1(b) as the nominees to the Board on each slate of nominees for election of the Board proposed by the Board, (B) to recommend the election of such nominees to the stockholders of the Company and (C) without limiting the foregoing, to otherwise use its reasonable best efforts to cause such nominees to be elected to the Board.

(c) Nominations. The initial Director nominees of the CI Partnerships shall be Frederick J. Iseman, Steven M. Lefkowitz, Timothy T. Hall, Robert A. Ferris, John D. Roach and Michael Haley (collectively, the “Initial CI Directors”) and the remaining initial directors of the Company shall be Gary E. Robinette and Jeffrey T. Barber (together, the “Initial Non-CI Directors”), neither of whom is a nominee of the CI Partnerships. Pursuant to Section 6.2 of the Charter: Robert A. Ferris, Frederick J. Iseman and John D. Roach shall be designated as “Class I” Directors; Jeffrey T. Barber, Timothy T. Hall and Steven M. Lefkowitz shall be designated as “Class II” Directors; and Michael Haley and Gary E. Robinette shall be designated as “Class III” Directors. With respect to any Director to be nominated by the CI Partnerships other than the initial Directors listed above, the CI Partnerships shall nominate their Director or Directors by delivering to the Company its written statement at least (i) ten (10) days following their receipt of written notice from the Company to the CI Partnerships notifying the CI Partnerships of the setting of the date of the first annual meeting after the IPO Date, in the case of the first annual meeting after the IPO Date, and (ii) sixty (60) days prior to the one year anniversary of the preceding annual meeting, in the case of subsequent annual meetings, nominating its Director or Directors and setting forth such Director’s or Directors’ business address, telephone number, facsimile number and e-mail address; provided, that if the CI Partnerships shall fail to deliver such written notice, the CI Partnerships shall be deemed to have nominated the Director(s) previously nominated (or designated pursuant to this Section 2.1(c)).

(d) Right to Delegate; Committees. The Company shall establish and maintain an audit committee, a compensation committee and a nominating and governance committee of the Board, as well as such other Board committees as the Board deems appropriate from time to time or as may be required by Applicable Governance Rules. The committees shall have such duties and responsibilities as are customary for such committees, subject to the provisions of this Agreement and Applicable Governance Rules, and shall be composed as follows:

(i)	The audit committee shall consist of at least three (3) Independent Directors (at least one of whom shall satisfy the “audit committee financial expert” requirements as such term is defined by Item 407(d)(5) of Regulation S-K). The number and members of the audit committee shall be determined by the Board (upon the recommendation of the nominating and governance committee). The audit committee shall initially consist of four (4) Directors. The initial audit committee members shall be Jeffrey T. Barber, Michael Haley, Timothy T. Hall and John D. Roach.

(ii)

The compensation committee shall consist of at least three (3) Directors with the number of members determined by the Board (upon the recommendation of the nominating and governance committee). The compensation committee shall initially consist of four (4) Directors. The CI Partnerships shall have the right to designate to the compensation committee such number of Directors (rounded up to the nearest whole number) representing the percentage of Common Stock beneficially owned by the Pre-IPO Stockholders (assuming the exercise or conversion of all outstanding options (whether vested or unvested) and convertible or exchangeable securities held by the Pre-IPO Stockholders). The initial compensation committee members designated by the CI Partnerships shall be Robert Ferris, Timothy T. Hall and Steven Lefkowitz.

(iii)	The nominating and governance committee shall consist of at least three (3) Directors with the number of members determined by the Board (upon the recommendation of the nominating and governance committee). The nominating and governance committee shall initially consist of four (4) Directors. The CI Partnerships shall have the right to designate to the nominating and governance committee such number of Directors (rounded up to the nearest whole number) representing the percentage of Common Stock beneficially owned by the Pre-IPO Stockholders (assuming the exercise or conversion of all outstanding options (whether vested or unvested) and convertible or exchangeable securities held by the Pre-IPO Stockholders). The initial nominating and governance committee members designated by the CI Partnerships shall be Frederick J. Iseman, Timothy T. Hall and Steven Lefkowitz.

(iv)	The CI Partnerships shall have the right to designate such number of Directors (rounded up to the nearest whole number) to any other committee of the Board representing the percentage of Common Stock beneficially owned by the Pre-IPO Stockholders (assuming the exercise or conversion of all outstanding options (whether vested or unvested) and convertible or exchangeable securities held by the Pre-IPO Stockholders).

(v)	To the extent that there are members of committees of the Board who are not required to be nominated by the CI Partnerships, then such members shall be determined by the Board (upon the recommendation of the nominating and governance committee).

(e) Compliance with Law. Notwithstanding the foregoing, the right of the CI Partnerships to nominate any Board member or Board committee member will be subject to compliance with Applicable Governance Rules and, with respect to the compensation committee, subject to compliance with Section 162(m) of the Code (and the regulations promulgated thereunder) and Rule 16b-3 under the Exchange Act to the extent that the Board elects to satisfy Section 162(m)’s outside directors requirements or Rule 16b-3’s non-employee director requirements.

(f) Removal. Directors shall serve until their resignation or removal or until their successors are elected. No Director nominated by the CI Partnerships shall be required to resign or be removed from the Board or any committee thereof as a result of a decrease in the size of the Board or any committee thereof.

(g) Vacancies. If a Director who was nominated by the CI Partnerships pursuant to Section 2.1(b) dies, is unwilling or unable to serve as a Director or Board committee member or is otherwise removed or resigns from either such office, and, in each case, if at the time the CI Partnerships are entitled to nominate a person to fill such vacancy in accordance with Section 2.1(b) or Section 2.1(d), respectively, then the CI Partnerships may promptly nominate a successor to such Director or Board committee member, in accordance with this Section 2.1. Each Pre-IPO Stockholder then entitled to vote for the election of such successor as a Director shall vote its Shares, or execute a proxy or written consent, as the case may be, and each Pre-IPO Stockholder and the Company shall take such other actions as may be necessary, in each case, in order to ensure that such successor is elected to the Board or to such Board committee as promptly as practicable. If a Director who was not nominated by the CI Partnerships pursuant to Section 2.1(b) dies, is unwilling or unable to serve as a Director or Board committee member or is otherwise removed or resigns from either such office, or if a vacancy on the Board or a Board committee is otherwise occurs when the CI Partnerships are not entitled to nominate a successor pursuant to Section 2.1(b) or Section 2.1(d), such vacant position shall be filled by the Board (upon the recommendation of the nominating and governance committee of the Board) in accordance with the Charter and this Agreement.

(h) Actions by Pre-IPO Stockholders. Each Pre-IPO Stockholder shall, at any time it is then entitled to vote for the election of Directors to the Board, vote all of its Shares, execute proxies or written consents, as the case may be, and take all other necessary action in order to ensure that the composition of the Board complies with (and includes all of the requisite nominees in accordance with) this Section 2.1.

(i) Voting Agreement as to Other Matters. With respect to any matter (other than the matters set forth elsewhere in this Section 2.1) that may require or otherwise give rise to a vote by the Pre-IPO Stockholders, including amendments to the Charter, approvals of mergers and other transactions or stockholder proposals, whether in an annual stockholder meeting, special stockholder meeting or action by written consent, each Pre-IPO Stockholder shall vote all of its Shares or execute proxies or written consents, as the case may be, as directed by the CI Partnerships.

(j) Consequences of Dissolution. Upon the dissolution of either CI Partnership, the rights of such CI Partnership set forth in this Section 2.1 to nominate or designate Directors and members of the committees of the Board and to direct the voting of the other Pre-IPO Stockholders shall be exercisable by the CI General Partner.

(k) Termination of Rights. Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 2.1 (other than this Section 2.1(k)) shall terminate following such time as the Pre-IPO Stockholders cease to beneficially own, in the aggregate, at least 15% of the Shares of Common Stock outstanding immediately prior to the consummation of the IPO but after giving effect to the Reorganization Merger (assuming the exercise or conversion of all outstanding options (whether vested or unvested) and convertible or exchangeable securities held by the Pre-IPO Stockholders).

Section 2.2 Conflicting Charter Provisions. Each Pre-IPO Stockholder shall vote its Shares or execute proxies or written consents, as the case may be, and shall take all other actions necessary, to ensure that the Company’s Charter (a) facilitates, and does not at any time conflict with, any provision of this Agreement and (b) permits the CI Partnerships (or the CI General Partner, as appropriate) to receive the benefits to which the CI Partnerships (or the CI General Partner, as appropriate) are entitled under this Agreement.

Section 2.3 Controlled Company.

(a) The Pre-IPO Stockholders agree and acknowledge that,

(i)	by virtue of this Agreement, they are acting as a “group” within the meaning of Section 13(d)(3) of the Exchange Act for the purpose of causing the Company to qualify as a “controlled company” under Section 303A of the NYSE Listed Company Manual, and

(ii)	by virtue of the combined Voting Power of the Pre-IPO Stockholders of more than 50% of the total Voting Power outstanding as of the IPO Date, the Company qualifies as of the IPO Date as a “controlled company” within the meaning of Section 303A of the NYSE Listed Company Manual.

(b) For so long as the Company qualifies as a “controlled company” for purposes of the NYSE rules, the Company will elect to be a “controlled company” for purposes of the NYSE rules, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. If the Company ceases to qualify as a “controlled company” for purposes of the NYSE rules, the Pre-IPO Stockholders and the Company will take whatever action may be reasonably necessary, if any, to cause the Company to comply with the NYSE rules as then in effect.

ARTICLE III

INFORMATION RIGHTS

Section 3.1 Information Rights.

(a) Information Rights. At the request of the CI Partnerships, the Company shall deliver to the CI Partnerships, as applicable, the following:

(i)	As soon as available after the end of each monthly accounting period, a copy of the unaudited monthly management report, which shall include the unaudited consolidated balance sheet and income statement of the Company and its Subsidiaries, if any.

(ii)	As soon as practicable following Board approval, a copy of the annual strategic plan and budget of the Company.

(iii)	With reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by the CI Partnerships.

(b) The Company will (and will cause its Subsidiaries to) give (i) the CI Partnerships, the manager of the CI Partnerships and the CI General Partner (collectively, the “CI Parties”) and (ii) with the reasonable advance notice to, and the reasonable consent of, the Company (such consent not to be reasonably withheld, conditioned or delayed), the CI Parties’ outside accountants, auditors, legal counsel and other authorized representatives and agents, (A) reasonable access during reasonable business hours to the properties, assets, books, contracts, commitments, reports and records of the Company and its Subsidiaries, and furnish to them all such documents, records and information with respect to the properties, assets and business of the Company and its Subsidiaries and copies of any work papers relating thereto as the CI Parties shall from time to time reasonably request; and (B) reasonable access during reasonable business hours to the Company, its Subsidiaries and their respective employees as may be necessary or useful to the CI Parties in their reasonable judgment in connection with their review of the properties, assets and business of the Company and its Subsidiaries and the above-mentioned documents, records and information.

(c) Consequences of Dissolution. Upon the dissolution of either CI Partnership, the information rights of such CI Partnership set forth in this Section 3.1 shall be exercised by the CI General Partner.

ARTICLE IV

TRANSFERS

Section 4.1 Restrictions on Transfers by Management Stockholders.

(a) From and after the date hereof, no Management Stockholder shall Transfer any Shares of Initial Common Stock or Initial Option Securities, in each case, of any Management Stockholder, without the prior written consent of the CI Partnerships (or the CI General Partner, with respect to any such partnership that has dissolved) except for Transfers (i) to a Permitted Assignee of such Management Stockholder in accordance with Section 4.2, (ii) of Shares in an underwritten Public Offering in an amount that is proportionate to the number of Shares being sold by the CI Partnerships (and any CI Distributee Stockholders) based on the respective number of Shares owned by each such Stockholder participating in such Public Offering, (iii) after the second anniversary of the IPO Date or (iv) in accordance with the following:

(A) prior to the first anniversary of the IPO Date, provided that such Transfer does not result in either (x) more than 20% of the Shares of the Initial Common Stock of any Initial Management Stockholder or (y) more than 20% of the Initial Option Securities of any Initial Management Stockholder being Transferred during such period by such Initial Management Stockholder or its direct or indirect Permitted Assignees (including in any Transfers in connection with the IPO), in each case, excluding Transfers to Permitted Assignees in accordance with Section 4.1(a)(i); and

(B) on and after the first anniversary of the IPO Date and through the second anniversary thereof, provided that such Transfer does not result in (x) more than 40% of the Shares of the Initial Common Stock of any Initial Management Stockholder or (y) more than 40% of the Initial Option Securities of any Initial Management Stockholder being Transferred during such period by such Initial Management Stockholder or its direct or indirect Permitted Assignees, in each case, excluding Transfers to Permitted Assignees in accordance with Section 4.1(a)(i);

provided, however, that the thresholds for any Initial Management Stockholder and its Permitted Assignees set forth in clauses (A) and (B) with respect to Transfers of any Initial Common Stock or Initial Option Securities shall be reduced (but not below zero) to the extent of Transfers of such Initial Common Stock or Initial Option Securities by such Persons pursuant to Section 4.1(a)(ii) during the time period corresponding to such clause (A) or (B); and provided further, that the amount of any Shares that may be sold under Section 4.1(a)(ii) by any Initial Management Stockholder and its Permitted Assignees shall be reduced (but not below zero) to the extent of any Transfers of such Initial Common Stock or Initial Option Securities by such Persons pursuant to clauses (A) or (B) that occurred prior to the Public Offering contemplated under Section 4.1(a)(ii).

(b) Any attempted or purported Transfer of all or a portion of the Shares held by a Management Stockholder in violation of this Section 4.1 shall be null and void and of no force or effect whatsoever, such attempted or purported transferee will not be treated as an owner of Shares for purposes of this Agreement or otherwise, and the Company will not register such Transfer of Shares. In addition, a Management Stockholder who attempts to Transfer Shares in violation of this Section 4.1 shall, together with its Affiliates, lose all rights it may have hereunder, but shall continue to be bound by all obligations hereunder and, for purposes of calculating the beneficial ownership of the Pre-IPO Stockholders, shall continue to be considered as a Management Stockholder and to own the Shares Transferred in violation of this Section 4.1, in each case, unless this Section 4.1 is amended or waived by the Board’s discretion, which consent shall be granted or withheld in the Board’s sole discretion.

(c) The restrictions set forth in Section 4.1(a) and Section 4.1(b) may be amended or waived by the Board in the Board’s sole discretion and shall terminate (i) upon a Change of Control or (ii) with respect to any Management Stockholder and such Management Stockholder’s Permitted Transferees, upon (A) the termination by the Company or its Subsidiaries of such Management Stockholder’s employment for any reason, (B) such Management Stockholder’s resignation for Good Reason or (C) such Management Stockholder’s Retirement.

(d) For purposes of measuring whether the thresholds set forth in Section 4.1(a) have been exceeded, (i) Transfers of the Initial Common Stock of each Initial Management Stockholder by such Initial Management Stockholder and such Initial Management Stockholder’s direct and indirect Permitted Assignees shall be aggregated and (ii) Transfers of the Initial Option Securities of each Initial Management Stockholder by such Initial Management Stockholder and such Initial Management Stockholder’s direct and indirect Permitted Assignees shall be aggregated.

Section 4.2 Transferee Stockholders.

(a) Each CI Partnership and each CI Distributee Stockholder may transfer its Shares without any restrictions under this Agreement, subject to compliance with applicable federal and State securities Laws; provided, that in the case of a CI Distributee Stockholder, the CI Partnerships may, in their sole discretion, require such Transferee to execute and deliver to the parties hereto a joinder in the form attached hereto as Exhibit C agreeing to be bound by the terms and provisions of this Agreement, to become a “CI Distributee Stockholder” hereunder and to assume all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement.

(b) Each Management Stockholder may Transfer his Shares to a Permitted Assignee so long as such Transferee (A) executes and delivers to the parties hereto a joinder in the form attached hereto as Exhibit C agreeing to be bound by the terms and provisions of this Agreement, to become a “Management Stockholder” hereunder and to assume all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement and (B) represents that the Transfer was made in accordance with all applicable federal and state securities Laws. The joinder by a stockholder to this Agreement shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Pre-IPO Stockholder or to the Company under this Agreement or any other written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking between the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of joinder of a Person to this Agreement as a Pre-IPO Stockholder shall be sent promptly by the Transferor to the Company, which shall forward a copy to each other remaining Pre-IPO Stockholder.

(c) If any Permitted Assignee to which Shares have been Transferred by a Management Stockholder in accordance with this Agreement ceases to be a Permitted Assignee of such Management Stockholder, such Permitted Assignee shall, and the relevant Management Stockholder shall cause such Permitted Transferee to, Transfer back to such Management Stockholder (or to another Permitted Assignee of such Management Stockholder) any Shares it owns on or prior to the date that such Permitted Assignee ceases to be a Permitted Assignee of such Management Stockholder.

Section 4.3 Legend.

(a) In addition to any other legend that may be required, each certificate representing a Share that is issued to any Pre-IPO Stockholder, if any, will be stamped or otherwise imprinted with a legend in substantially the following form, except that Shares held by the CI Partnerships and the CI Distributee Stockholders shall not include the second paragraph of the legend if such Shares cease to be subject to any and all restrictions on Transfer and voting agreements set forth in this Agreement:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

THE VOTING OF THIS SECURITY AND THE TRANSFER OF THIS SECURITY BY CERTAIN HOLDERS IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT OF PLY GEM HOLDINGS, INC. (THE “COMPANY”) DATED AS OF [—], 2013, AMONG THE COMPANY AND THE STOCKHOLDERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND SUCH RESTRICTIONS AS MAY BE SET FORTH IN THE CERTIFICATE OF INCORPORATION OR BY-LAWS OF THE COMPANY; AND NO TRANSFER OF THIS SECURITY WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED OR SUCH RESTRICTIONS COMPLIED WITH. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY OR ANY SUCCESSOR THERETO.”

(b) If any Shares shall be either (i) disposed of pursuant to a registration statement that has been declared effective by the SEC or (ii) sold under circumstances in which all of the applicable conditions of Rule 144 are met, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Shares without the first paragraph of the legend required by Section 4.3(a) endorsed thereon. If any Shares cease to be subject to any and all restrictions on Transfer and voting agreements set forth in this Agreement or the Company’s certificate of incorporation or by-laws, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Shares without the second paragraph of the legend required by Section 4.3(a) endorsed thereon.

ARTICLE V

CERTAIN COVENANTS

Each Management Stockholder, individually and as to himself or herself only, covenants, for the benefit of the Company and its Subsidiaries:

Section 5.1 Access. Each Management Stockholder acknowledges that (a) he or she has had and will continue to have access to significant confidential and valuable information which can be used unfairly and to the harm of the Company by present or potential competitors in the windows, doors, siding, fencing, railing and decking industry and (b) is agreeing to the covenants set forth in this Article V in order to induce the Company to proceed with the Reorganization Merger or in order to induce the Company to offer such Management Stockholder the opportunity to make an investment in the Company, as the case may be, which is of substantial benefit to the Management Stockholders. The covenants set forth in this Article V may only be enforced by the Company or its Subsidiaries.

Section 5.2 During Employment. Each Management Stockholder agrees that, during the period of his or her continued employment or consultancy by the Company or its Affiliates, he or she will not render services to or give advice to, affiliate with (as employer, partner, consultant or otherwise), or invest or acquire any interest in, in whole or in part, any other person or organization, which is engaged or about to become engaged in the Business, in the case of any Management Stockholder who has corporate level responsibility relating to all such business segments, or developing, manufacturing, marketing or selling, in whole or in part, any of the products sold by each applicable business segment, in the case of any Management Stockholder who has responsibility relating to one or more but not all of the business segments included in the Business (as the case may be, a “Conflicting Organization”). Each Management Stockholder shall not, however, be prohibited from investing in securities of any company that is listed on a national securities exchange or traded on NASDAQ, provided that he or she does not hereafter own, or have the right to acquire, more than 1% of the outstanding voting securities of such a Conflicting Organization.

Section 5.3 Post Employment. Each Management Stockholder further agrees that, until the expiration of a period of one year after the cessation or termination of his or her employment or consultancy with the Company or any Subsidiary of the Company for any reason, whether voluntary or involuntary or with or without “cause” or Good Reason, he or she (a) will not render services or give advice to, or affiliate with (as employee, partner, consultant or otherwise) or invest or acquire any interest in, any Conflicting Organization and (b) shall not, directly or indirectly, hire or solicit any person, or encourage any other person to hire or solicit any person, who has been employed by the Company or any Subsidiary within one year prior to the date of such hiring or solicitation or encourage any such person to leave such employment. Each Management Stockholder shall not, however, be prohibited from investing in securities of any company that is listed on a national securities exchange or traded on NASDAQ, provided that he or she does not hereafter own, or have the right to acquire, more than 1% of the outstanding voting securities of such company. Notwithstanding the foregoing, (i) if the business of the Conflicting Organization has separate and distinct divisions, any Management Stockholder may, following termination of such employment, render services to or give advice to, or affiliate with, a division that would not itself constitute a Conflicting Organization if, prior thereto, the Company received written assurances satisfactory to the Company from such Conflicting Organization and such Management Stockholder that such Management Stockholder will not directly or indirectly render services or give advice or information to any division of such Conflicting Organization which would itself constitute a Conflicting Organization, and (ii) to the extent the Management Stockholder is entitled to installment severance payments under any severance agreement, plan or policy of the Company or any Subsidiary, as applicable, upon his termination of employment without “cause,” due to “good reason,” due to a “material adverse change,” or upon “disability,” as each and any of those terms, or terms of similar import, may be used in such severance agreement, plan or policy, then the time period referred to in the first sentence of this Section 5.3 shall not exceed the time period during which the Company or any Subsidiary of the Company is obligated to make such installment severance payments to such Management Stockholder.

Section 5.4 Blue Pencil If any court determines that any of the covenants set forth in Section 5.2 or 5.3, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

ARTICLE VI

GENERAL

Section 6.1 Certificate of Incorporation. The Amended and Restated Certificate of Incorporation of the Company, a copy of which (as in effect on the IPO Date) is attached hereto as Exhibit A, as may be amended, supplemented and/or restated from time to time, shall provide (a) until the CI Partnerships and the CI Distributee Stockholders cease to beneficially own, in the aggregate, at least 15% of the outstanding Common Stock (assuming the exercise or conversion of all outstanding options (whether vested or unvested) and convertible or exchangeable securities held by the CI Partnerships and the CI Distributee Stockholders), that the Company elects not to be governed by Section 203 of the DGCL and (b) for a renunciation of corporate opportunities presented to the CI Partnerships (and their respective Affiliates and Director nominees) to the extent permitted by Section 122(17) of the DGCL and substantially on the terms and conditions set forth in Exhibit A.

Section 6.2 Amendments; Waivers. The terms and provisions of this Agreement may be waived, modified or amended only with the written approval of (a) the Company, (b) each CI Partnership (or the CI General Partner, with respect to any such partnership that has dissolved) and (c) the Pre-IPO Stockholders holding Shares with a majority of ownership interest in the Company represented by all Shares then held by the Pre-IPO Stockholders; provided, however, that the written approval of the Management Stockholders holding Shares with a majority of the portion of the ownership interest in the Company represented by all Shares then held by the Management Stockholders shall be required for any amendment or modification to Article IV or to this Section 6.2, in each case solely insofar as such amendment or modification (individually or when aggregated with all such amendments and modifications) materially and adversely alters the rights, remedies or obligations of the Management Stockholders relative to the rights, remedies and obligations of the CI Partnerships. No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 6.3 Termination.

(a) The provisions of this Agreement shall terminate upon the earliest to occur of:

(i)	an agreement in writing among (A) the Company, (B) each CI Partnership (or the CI General Partner, with respect to any such partnership that has dissolved) and (C) other Pre-IPO Stockholders holding Shares representing more than 50 percent of the Voting Power held by all Pre-IPO Stockholders (other than the CI Partnerships and the CI Distributee Stockholders) to terminate this Agreement; or

(ii)	with respect to any Pre-IPO Stockholder, (with respect to any provisions other than those set forth in Article V) if such Pre-IPO Stockholder no longer owns any Shares (or stock options or other securities exercisable or convertible or exchangeable for Shares), other than by reason of a Transfer in violation of this Agreement.

(b) Termination of any provisions of this Agreement shall not relieve any party from any Liability for the breach of any obligations set forth in this Agreement prior to such termination. Notwithstanding anything contained herein to the contrary, the provisions of Section 6.2 through 6.19 shall survive any termination of any provisions of this Agreement.

Section 6.4 Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

Section 6.5 Binding Effect; Assignment.

(a) Neither this Agreement nor any right, remedy or Liability arising hereunder or by reason hereof shall be assignable by any party pursuant to any Transfer of Shares or otherwise, except assignments in connection with Transfers to Permitted Assignees in accordance with Article IV. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective heirs, successors and Permitted Assignees to whom Shares are Transferred).

(b) For any Person other than the Company whose name is set forth on the signature pages hereto, in the event that such Person executes and delivers this Agreement prior to such Person owning any shares of capital stock of the Company or acquiring Shares pursuant to the Reorganization Merger, the applicable provisions of this Agreement shall become binding upon such Person when such Person first acquires shares of capital stock of the Company.

Section 6.6 Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and thereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 6.7 Rights of Pre-IPO Stockholders Independent. The rights available to the Pre-IPO Stockholders under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by any Pre-IPO Stockholder and/or the Company from time to time and no such exercise shall exhaust the rights or preclude any other Pre-IPO Stockholder from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 6.8 Confidentiality. Subject to the final sentence of this Section 6.8, each Pre-IPO Stockholder recognizes and acknowledges that it may have and may in the future receive certain confidential and proprietary information of the Company or any of its Subsidiaries, including confidential information of the Company or any of its Subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by the Company or any of its Subsidiaries, “know-how,” financial information, trade secrets, recipes and formulas, lease or construction terms, consultant contracts, pricing policies, operational methods, marketing or franchising plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, training materials, designs and design projects and other business affairs relating to the Company or its Subsidiaries (the “Confidential Information”). Each Pre-IPO Stockholder agrees that, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, it will not disclose to any Person for any reason or purpose whatsoever, any Confidential Information, except (i) in connection with the business and affairs of the Company and its Subsidiaries, (ii) as required in the course of performing his or her duties for the Company or its Subsidiaries, (iii) as may be necessary and proper in the course of performing such Pre-IPO Stockholder’s obligations, or enforcing such Pre-IPO Stockholder’s rights, under this Agreement and the agreements expressly contemplated hereby; (iv) as part of such Pre-IPO Stockholder’s normal reporting, rating or review procedure (including normal credit rating or pricing process), or in connection with such Pre-IPO Stockholder’s or such Pre-IPO Stockholder’s Affiliates’ normal fund raising, marketing, informational or reporting activities, or to such Pre-IPO Stockholder’s (or any of its respective Affiliates’) Affiliates, auditors, attorneys or other agents; provided that no disclosure of material non-public Confidential Information shall be made pursuant to this clause (iv) to a recipient that is not a Governmental Entity unless such recipient enters into an agreement not to disclose such Confidential Information or is otherwise required by Law to keep such Confidential Information confidential; (v) to any bona fide prospective purchaser of the equity or assets of such Pre-IPO Stockholder or its respective Affiliates or the Shares held by such Pre-IPO Stockholder, or prospective merger partner of such Pre-IPO Stockholder or its respective Affiliates, provided that such purchaser or merger partner acknowledges and agrees to be bound by the provisions of this Section 6.8 or (vi) as is required or requested to be disclosed by order of a Governmental Entity, or by subpoena, summons or legal process, or by Law (provided that, to the extent practical and permitted by Law, the CI Partnerships required to make such disclosure shall provide to the Board prompt notice of such disclosure). For purposes of this Section 6.8, “Confidential Information” shall not include any information of which (x) such Person learns from a source other than the Company or any of its Subsidiaries, or any of their representatives, employees, agents or other service providers, and in each case who is not known by such Person to be bound by a confidentiality obligation, (y) is disclosed in a prospectus or other documents for dissemination to the public or (z) becomes generally available to the public other than as a result of a disclosure by such Pre-IPO Stockholder, directly or indirectly through an Affiliate or otherwise, in violation of this Agreement. The provisions of this Section 6.8 shall continue in effect against each Pre-IPO Stockholder so long such as the Pre-IPO Stockholder continues to be a Pre-IPO Stockholder and for a period of two years thereafter. All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Management Stockholder, or made available to the Management Stockholder concerning the business of the Company or its Subsidiaries, are and shall be the Company’s property and shall be delivered to the Company promptly upon the termination of the Management Stockholder’s employment with the Company or its Subsidiaries or at any other time on written request.

Section 6.9 Governing Law. This Agreement, the legal relations between the parties and any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of Law doctrines, except to the extent that certain matters are preempted by federal Law or are governed as a matter of controlling Law by the Law of the jurisdiction of organization of the respective parties.

Section 6.10 Jurisdiction and Venue. The parties hereto hereby agree and consent to be subject to the jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 6.10 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

Section 6.11 Specific Enforcement. The parties hereto acknowledge that the remedies at Law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.12 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 6.13 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 6.14 Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile or telecommunications mechanism, provided, that any notice so given is also mailed as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

If to the Company:

5020 Weston Parkway

Suite 400

Cary, North Carolina 27513

Attention: General Counsel

Telecopy: (919) 677-3914

with a copy to:

Carl L. Reisner, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Fax: (212) 757-3990

If to the CI Partnerships or the CI General Partner, to such entity:

c/o CI Capital Partners LLC

500 Park Avenue

8th Floor

New York, New York 10022

Attention: General Counsel

Telecopy: (212) 832-9450

If to the other Pre-IPO Stockholders, to the address or facsimile number set forth on the signature pages hereto with respect to such Pre-IPO Stockholder;

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 6.14 and an appropriate answerback is received or, if transmitted after 4 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.

Section 6.15 Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 6.16 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect; provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

Section 6.17 Expenses. The Company will reimburse the CI Partnerships (or the CI General Partner, with respect to any such partnership that has dissolved) for all reasonable out-of-pocket fees and expenses incurred by each in connection with the transactions contemplated by this Agreement and the ongoing monitoring of their investments (or the investments of the CI Distributee Stockholders) in the Company.

Section 6.18 Indemnification.

(a) The Company will indemnify, exonerate and hold the CI Partnerships and each of their respective partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the partners, stockholders, members, directors, officers fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and other out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any actual or threatened action, cause of action, suit, or claim arising directly or indirectly out of such CI Partnership’s or its other Indemnified Party’s actual, alleged or deemed control or ability to influence the Company or any of its Subsidiaries or the actual or alleged act or omission of any CI Partnerships’ Director nominee(s) including for any alleged act or omission arising out of or in connection with the IPO (other than any such Indemnified Liabilities that arise out of any breach of this Agreement by such Indemnified party or other related Persons); provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law. To the extent not prohibited by applicable law, the Company shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Party in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Party to repay all amounts advanced if it should be ultimately determined that the Indemnified Party is not entitled to be indemnified under this Section 6.18(a) or otherwise. The rights of any Indemnified Party to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instruction to which such Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under Law or regulation or under the certificate of incorporation or by-laws of the Company or any of its Subsidiaries and shall extend to such Indemnified Party’s successors and assigns. Each of the Indemnified Parties shall be a third party beneficiary of the rights conferred to such Indemnified Party in this Section 6.18(a).

(b) The Company hereby acknowledges that some of its Directors (the “Specified Directors”) may have certain rights to indemnification, advancement of expenses and insurance provided by other entities and/or organizations (collectively, the “Fund Indemnitors”). The Company hereby agrees and acknowledges (i) that it is the indemnitor of first resort with respect to the Specified Directors (i.e., its obligations to the Specified Directors are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Specified Directors are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Specified Directors and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law and as required by this Agreement or the certificate of incorporation or by-laws of the Company (or any other agreement between the Company and the Specified Directors), without regard to any rights the Specified Directors may have against the Fund Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees and acknowledges that no advancement or payment by the Fund Indemnitors on behalf of the Specified Directors with respect to any claim for which the Specified Directors have sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Specified Directors against the Company.

Section 6.19 No Third Party Beneficiaries. Except as expressly provided in Section 6.18, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

[Signatures on Next Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Stockholders’ Agreement to be executed by its duly authorized officers as of the day and year first above written.

COMPANY:

PLY GEM HOLDINGS, INC.

By:
Name:
Title:

PLY GEM PRIME HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

PLY GEM I:

CAXTON-ISEMAN (PLY GEM), L.P.

By:	Rajaconda Holdings, Inc., its general partner

By:
Name:
Title:

Number of Shares:

PLY GEM II:

CAXTON-ISEMAN (PLY GEM) II, L.P.

By:	Rajaconda Holdings, Inc., its general partner

By:
Name:
Title:

Number of Shares:

For purposes of Sections 2.1(j), 2.2, 3.1, 4.1, 6.3, 6.17 and 6.18 only:

CI General Partner:

RAJACONDA HOLDINGS, INC.

By:
Name:
Title:

Number of Shares:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

MANAGEMENT STOCKHOLDER:

By:
Name:

Address:

Number of Shares:

[Signature Page to Second Amended and Restated Stockholders’ Agreement]

EXHIBIT A

AMENDED & RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY

(see attached)

EXHIBIT B

AMENDED & RESTATED BY-LAWS OF THE COMPANY

(see attached)

EXHIBIT C

FORM OF JOINDER TO STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Second Amended and Restated Stockholders’ Agreement, dated as of [—], 2013 (the “Stockholders’ Agreement”), by and among Ply Gem Prime Holdings, Inc., a Delaware corporation (the “Company”), Caxton-Iseman (Ply Gem), L.P., a Delaware limited partnership (“Ply Gem I”), Caxton-Iseman (Ply Gem) II, L.P., a Delaware limited partnership (“Ply Gem II,” together with Ply Gem I, the “CI Partnerships”), the Management Stockholders named therein and, for purposes of Sections 2.1(j), 2.2, 3.1, 4.1, 6.3, 6.17 and 6.18 thereof only, Rajaconda Holdings, Inc. (the “CI General Partner”), as the same may be amended, supplemented and/or restated from time to time. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement as of the date hereof and shall have those rights of [Insert if Transferee is a Management Stockholder – a “Management Stockholder”] [Insert if Transferee is a CI Distributee Stockholder – a “CI Distributee Stockholder”] that are stated in the Stockholders’ Agreement as being applicable to such Joining Party. The Joining Party hereby (i) ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement, and (ii) assumes all of the Transferor’s future Liabilities arising under or relating to the Stockholders’ Agreement.

This Joinder Agreement is for the benefit of the parties to the Stockholders’ Agreement. The Joining Party hereby agrees, upon executing this Joinder Agreement, to deliver a copy of the executed Joinder Agreement to the Company in accordance with Section 6.14 thereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for notices: